UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 4, 2006

MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	000-49611	54-1920520
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

1601 WASHINGTON PLAZA

RESTON, VIRGINIA 20190

(Address of principal executive offices)

(703) 464-0100

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

On August 4, 2006, Millennium Bankshares Corporation, a Virginia corporation (the “Company”), entered into an agreement (the “Agreement”) with Hot Creek Capital, L.L.C., a Nevada limited liability company (“HCC”), Hot Creek Investors L.P., a Nevada limited partnership (“Investors”), David M.W. Harvey, Joseph Paulini and Charles Dean (HCC, Investors, Mr. Harvey, Mr. Paulini and Mr. Dean are referred to herein collectively as the “Group” and individually as a “Group Member”).

The Group owns, in the aggregate, 570,374 shares of the Company’s common stock, representing approximately 6.5% of the Company’s outstanding shares of common stock (the “Shares”), and had indicated an intent to propose its own slate of directors for the Company’s 2006 Annual Meeting of Shareholders of the Company.

Under the Agreement between the Company and the Group:

•	The Company’s Board of Directors will nominate Mr. Harvey and Mr. Paulini for election to the Board at the Company’s 2006 Annual Meeting of Shareholders and will nominate up to two persons proposed by Mr. Harvey for election to the Board at the Company’s 2007 Annual Meeting of Shareholders.

•	If either Mr. Harvey or Mr. Paulini, or any other individual serving as a director pursuant to the Agreement, resigns, dies or becomes disabled and, as a result, no longer serves on the Board, the Board will only consider individuals to fill the resulting vacancy that have been proposed by HCC and the Board will not unreasonably withhold its approval of any individual proposed by HCC to fill such vacancy.

•	The Company’s Board will appoint Mr. Harvey to the Executive Committee of the Board and appoint Mr. Paulini or Mr. Harvey to the Nominating and Governance Committee of the Board.

•	After the Company’s 2006 Annual Meeting of Shareholders, the Board will determine who from the members of the Board will be elected the Chairman of the Board of the Company. The Chairman of the Board will not be an officer of the Company or Millennium Bank, National Association. (Nothing in the Agreement, however, will be deemed to adversely affect (or otherwise modify or amend) the rights of Carroll C. Markley, the Company’s current Chairman, President and Chief Executive Officer, under any employment or consulting agreement between him and Millennium Bank, N.A., the Company’s subsidiary, and/or the Company.)

•	Without the consent of a majority of the directors then serving on the Board who are serving as a director pursuant to the Agreement, the Company’s Board will not, until after the adjournment of its 2010 Annual Meeting of Shareholders, increase the size of the Board to more than ten members or delay any Annual Meeting of Shareholders.

•	Mr. Harvey, HCC and Investors have withdrawn the nominations of Messrs. Harvey, Paulini and Dean and Randall Kinoshita as directors for election at the Company’s 2006 Annual Meeting of Shareholders and agree not to serve in any such capacities if nominated by any person or entity other than the Board.

•	Until the adjournment of the Company’s 2007 Annual Meeting of Shareholders, the Group and each Group Member will not, and will cause each of their affiliates not to, take certain actions with respect to the Company, including:

•	unless approved or recommended by the Board, commencing or participating in, or in assisting any other person in commencing or participating in, any acquisition of any securities in or assets of the Company, any tender or exchange offer, merger, purchase of assets, recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company;

•	making or participating in any solicitation of proxies;

•	forming or assisting in the formation or continuation of a “group” (other than the Group, provided it complies with the Agreement) with respect to acquiring, holding, voting or disposing of any equity securities of the Company;

•	seeking to control the Company, except as provided for in the Agreement or otherwise in the capacity of a Group Member as a member of the Company’s Board;

•	seeking to call a special meeting of the Company’s shareholders, except in the capacity of a Group Member as a member of the Company’s Board;

•	making any shareholder proposal in respect of the Company;

•	except as provided for in the Agreement, nominating or proposing any person or persons as a director of the Company or of any of its subsidiaries;

•	taking any action to instigate legal proceedings that challenge the enforceability of the Agreement;

•	taking any action, directly or indirectly, alone or in concert with others, to circumvent the obligations of the Group or any Group Member set forth in the Agreement;

•	encouraging any other person to undertake any of the actions or activities that the Group or a Group Member is not permitted to engage in under the Agreement; or

•	requesting the Company or its Board or management to amend or waive any of the foregoing restrictions.

•	The Group and each Group Member covenant and agree to take all such action as are necessary or appropriate to assure that the Shares will:

•	be represented in person or by proxy at all shareholder meetings of the Company so as to be counted toward a quorum for the transaction of business;

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•	be voted for the election of the director nominees proposed by the Board; and

•	be voted on all other matters in the same proportions as the other outstanding shares of common stock of the Company are voted.

Also in the Agreement, the parties acknowledged that:

•	Susan B. Gregg and Michael L. Colen, each of whom are members of the Company’s Board, have decided not to stand for re-election to the Board when their terms expire at the Company’s 2006 Annual Meeting of Shareholders.

•	L. James D’Agostino, a member of the Company’s Board, has tendered his resignation from the Board, which such resignation will be effective upon completion the Company’s 2006 Annual Meeting of Shareholders.

•	The four persons who will be nominated by the Board for election at the Company’s 2006 Annual Meeting of Shareholders will be Messrs. Harvey and Paulini, Carroll C. Markley, the Company’s Chairman, President and Chief Executive Officer, and William P. Haggerty, who is a current member of the Company’s Board.

The Agreement is attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

As described in Item 1.01, above, Susan B. Gregg and Michael L. Colen, each of whom are members of the Company’s Board, have decided not to stand for re-election to the Board when their terms expire at the Company’s 2006 Annual Meeting of Shareholders, and L. James D’Agostino, a member of the Company’s Board, has tendered his resignation from the Board, which such resignation will be effective upon completion the Company’s 2006 Annual Meeting of Shareholders.

None of Ms. Gregg, Mr. Colen or Mr. D’Agostino is declining to stand for re-election or resigning because of a disagreement with the Company, to the knowledge of an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices; nor have any of them been removed for cause.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported in a Current Report on Form 8-K filed on June 1, 2006, the Company’s Board of Directors has approved a series of changes to the Company’s bylaws. The effective date of these changes has been changed from September 1, 2006 to the day after the Company’s 2006 Annual Meeting of Shareholders, which is now scheduled to be held on September 28, 2006.

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Item 8.01. Other Events.

The Company’s Board of Directors has changed the date of the Company’s 2006 Annual Meeting of Stockholders from August 31, 2006 to September 28, 2006. The time and location for the annual meeting will be included in the Company’s proxy statement. The Company’s Board of Directors has set the close of business on July 28, 2006 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting. The Company must receive proposals, whether or not for possible inclusion in the proxy statement, relating to the annual meeting no later than August 14, 2006.

Item 9.01 Exhibits

Exhibit 10.1	Agreement, dated as of August 4, 2006, by and among the Company, Hot Creek Capital, L.L.C., a Nevada limited liability company, Hot Creek Investors L.P., a Nevada limited partnership, David M.W. Harvey, Joseph Paulini and Charles Dean.

Exhibit 99.1	Press release dated August 7, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

Date: August 7, 2006	By:	/s/ Carroll C. Markley
Carroll C. Markley
Chairman of the Board, President
and Chief Executive Officer

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